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                                                                     EXHIBIT 4.1

  YEAR 2007 PERFORMANCE CONTRACT WITH MANAGEMENT OF PETROCHINA COMPANY LIMITED

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
Offeree: Name: JIANG, Jiemin                   Offeror: Name: CHEN, Geng             Term of the Contract: January 1, 2007 to
                                                                                         December 31, 2007
Title:   President of PetroChina Company       Title:   Chairman of the Board of
         Limited ("PetroChina")                         Directors of PetroChina      Date of Execution:
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INDICES              KEY PERFORMANCE INDICES       WEIGHT (%)    MEASUREMENT            TARGET                   ACTUAL
                     (KPI)                                                                                       PERFORMANCE
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

Profits Indices      Rate of return of the         35            %                      14.7
                     invested capital of
                     PetroChina (ROIC)

                     Net income of PetroChina      20            In 100 million RMB     1078.6
                     (NI)

                     Free cash flow of             15
                     PetroChina (FCF)                            In 100 million RMB     -56.2
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Operating Indices    Rate of reserves              10            %                      100
                     replacement
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                     Unit operating cost for       5             US$/barrel             6.68
                     crude oil pipelines
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                     Cash processing cost for oil  5             RMB/ton                114.1
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                     Cash marketing cost for oil   5             RMB/ton                215.0 (for wholesale)

                                                                                        145.0 (for retail)
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                     Gap between the actual        5             %                      +/- 5
                     capital expenditure and
                     budget
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Indices to be Put    Quality safety and            accidents involving death <= 0.04 persons/million             Comprehensive
under Control        environmental protection      man-hours;                                                    performance
                                                   extraordinary quality accidents capturing the attention       expressed in marks
                                                   of the public= 0; and                                         to be increased by
                                                   no extraordinarily serious safety or environmental            5 marks if
                                                   accidents.                                                    achieving the
                                                                                                                 target of the index
                                                                                                                 put under control,
                                                                                                                 and to be reduced
                                                                                                                 by 5 marks if
                                                                                                                 failing to achieve
                                                                                                                 the target of the
                                                                                                                 index put under
                                                                                                                 control.
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Signature of Offeree:               Signature of Offeror: